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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of PRI Automation, Inc. on Form S-8 (File Numbers 33-90702, 33-90726, 33-90732, 333-3408, 333-25217 and 333-41067) and Form S-3 (File Number 333-42167), of our
report dated November 12, 1997, on our audits of the consolidated financial statements of PRI Automation, Inc. as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K.



                                             /s/ Coopers & Lybrand L.L.P.

                                             COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 29, 1997